UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: July 18, 2013
_____________

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations

AMR Corporation, the parent company of American Airlines, Inc., issued a press release on July 18, 2013 reporting second quarter 2013 results. The press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit Number                Description

99.1	Press Release dated July 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: July 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: July 18, 2013

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

Contact:	Sean Collins
Media Relations
817 967 1577
mediarelations@aa.com

FOR RELEASE: Thursday, July 18, 2013

AMR CORPORATION REPORTS NET PROFIT OF $357 MILLION, EXCLUDING REORGANIZATION AND SPECIAL ITEMS - AMR'S BEST SECOND QUARTER RESULT IN COMPANY HISTORY
On a GAAP basis, net profit was $220 million, a $461 million improvement over second quarter of last year and the first second quarter net profit since 2007
FORT WORTH, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported results for the second quarter ended June 30, 2013. Key highlights include:

•	Consolidated and mainline passenger revenue of $5.6 billion and $4.9 billion, respectively - highest passenger revenue for the second quarter in company history

•	Net profit of $357 million, excluding reorganization and special items, a $262 million improvement year-over-year

•	Operating profit of $502 million, excluding special items, a $254 million improvement over second quarter 2012. GAAP operating profit of $489 million, a $347 million improvement year-over-year

•	Consolidated unit costs, excluding fuel and special items, improved 5.8 percent year-over-year, marking the third consecutive quarter of unit cost reduction on that basis

•
American continued its fleet renewal and took delivery of nine fuel-efficient Boeing 737-800s and three 777-300ERs in the quarter. For the year, the company has taken delivery of 24 new aircraft, including six 777-300ERs

•	American and US Airways continue to anticipate closing their merger in the third quarter of 2013

“American delivered its best financial performance for a second quarter, excluding special items, in the company's history,” said Tom Horton, AMR's chairman, president and CEO. “And the momentum is building as we plan for the impending merger with US Airways. I want to thank the American team, 73,000 strong around the world, whose hard work and dedication made this possible. Thanks to them, the new American is taking flight.”

In the second quarter of 2013, GAAP net profit was $220 million, a $461 million improvement compared to the prior-year period. Excluding reorganization and special items, second quarter 2013 net profit was $357 million, a $262 million improvement compared to the prior-year period. This record setting quarterly result was bolstered by a June in which the company recorded its best monthly profit, excluding reorganization and special items, in its history. In the quarter, AMR had $137 million of reorganization and special items, which are detailed below.

Financial Progress

AMR continues to execute on its objectives as it nears the completion of its restructuring efforts and prepares for its merger with US Airways. With many financial and operating changes from its restructuring already in effect, it expects to realize additional improvements as the company continues to implement new terms negotiated with certain vendors and suppliers. It also plans to compete more effectively in the future when American expects to introduce larger regional jets into the operation, which would enable it to better match aircraft size with demand in certain markets.

“Through the enormous efforts of people throughout our company, the financial trajectory of AMR has improved dramatically and its positive impact can be seen across our business,” said Bella Goren, AMR's chief financial officer. “Looking forward, additional initiatives we have underway are expected to further build on our progress.”

In the second quarter of 2013, AMR strengthened its liquidity and reduced interest rates through several key transactions. It closed on a $1.05 billion term loan and a $1 billion revolving credit facility. The revolving credit facility will be available upon emergence from its restructuring. AMR also completed a private offering of approximately $120 million of enhanced equipment trust certificates and received gross proceeds of approximately $216 million from the remarketing of tax-exempt bonds related to its Tulsa maintenance base.

AMR realized year-over-year cost improvements across its business, excluding fuel. Furthermore, to position the company for the future, American is in the midst of a significant renewal and transformation of its fleet and has taken delivery of 42 new fuel efficient Boeing 737-800 and 777-300ER aircraft over the past 12 months. During the full year of 2013, American expects to take delivery of 59 new mainline aircraft.

In one of the most effective major corporate restructuring efforts, AMR's proposed Plan of Reorganization provides the potential for full recovery for American's unsecured creditors and a recovery of at least 3.5 percent of the aggregate diluted common stock of the combined airline for the company's existing shareholders.

Revenue Performance

For the second quarter of 2013, AMR reported consolidated revenue of approximately $6.4 billion, comparable with AMR's record-setting consolidated revenue results in the same period last year. Consolidated and mainline passenger revenue in the second quarter of 2013 was the highest second quarter passenger revenue result in company history. Respectively, they increased 0.2 percent to $5.6 billion and 1.1 percent to $4.9 billion, compared to the second quarter of 2012.

“This quarter's results are solid evidence that our customers continue to respond positively to improvements in our network, renewal of our fleet and American's ongoing introduction of industry-leading amenities,” said Virasb Vahidi, AMR's chief commercial officer. “We continue to make progress in offering a customer experience that rivals the best airlines in the world and provides a strong foundation for the future.”

Second quarter 2013 consolidated and mainline capacity were both up approximately 1.1 percent year-over-over, while consolidated and mainline passenger revenue per available seat mile (PRASM) were lower by 0.9 percent and 0.1 percent, respectively.
While a decrease in close-in demand was observed beginning in March, actions taken in the second quarter to maintain load factor resulted in sequential PRASM improvement throughout the quarter.

American's mainline load factor, or the percentage of total seats filled, was 84.8 percent during the second quarter, compared to 85.1 percent in the second quarter of 2012. Mainline passenger yield, which represents the average fares paid, increased 0.2 percent year-over-year.

Despite revenue headwinds and against the backdrop of a sluggish economy, AMR was able to drive profitability and significant margin expansion in the second quarter.

Operating Expense

For the second quarter, AMR's consolidated operating expenses decreased $350 million, or 5.5 percent, versus the same period in 2012. AMR's mainline and consolidated cost per available seat mile (unit cost) in the second quarter decreased 7.5 percent and 6.6 percent, respectively. Excluding special items, AMR's consolidated operating expenses decreased $257 million, or 4.1 percent, year-over-year.

Taking into account the impact of fuel hedging, AMR paid $3.02 per gallon for jet fuel in the second quarter of 2013 versus $3.24 per gallon in the second quarter of 2012, a 6.8 percent decrease. The company paid $70 million less for fuel in the second quarter of 2013 than it did in the prior-year period.

Excluding fuel and special items, mainline and consolidated unit costs in the second quarter of 2013 decreased 6.5 percent and 5.8 percent year-over-year, respectively, primarily driven by the company's restructuring efforts. This was the third consecutive quarter of non-fuel unit cost reduction.

In addition, AMR achieved an operating profit of $502 million and an operating margin of approximately 7.8 percent, an improvement of approximately $254 million and 3.9 points, respectively, over the prior-year period, excluding special items in both periods. On a GAAP basis, AMR realized an operating profit of $489 million and an operating margin of approximately 7.6 percent, an improvement of approximately $347 million and 5.4 points, respectively, over the prior-year period.

An unaudited summary of second quarter 2013 results, including reconciliations of non-GAAP to GAAP financial measures, is available in the tables at the back of this press release.

Cash Position

The company ended the second quarter with approximately $7.1 billion in cash and short-term investments, including a restricted cash balance of $863 million, compared to a balance of approximately $5.8 billion in cash and short-term investments, including a restricted balance of approximately $772 million, at the end of the second quarter of 2012.

Total cash and short-term investments increased approximately $2.0 billion from the first quarter ended 2013. Approximately $1.2 billion of the increase in cash and short-term investments was generated from operating activities, while the balance was significantly bolstered by the financing activities described above.

Pending Merger with US Airways

American and US Airways made significant progress toward planning for the closing of the merger and integrating the two airlines. Led by the Integration Management Office (IMO), integration planning teams and cross-functional task forces are defining the manner in which the two companies will combine their commercial, customer service, operations and corporate functions after the merger closes. During the quarter, the IMO held two Merger Planning Summits.

The following merger milestones were achieved in the second quarter:

•	April 2-3: Integration Planning Kickoff - 29 planning teams comprised of leaders from both airlines to plan the integration

•	May 6: IMO Planning Summit - IMO team met to conduct planning activities required for merger close and beyond

•
May 10: The bankruptcy court presiding over American's restructuring entered an order approving the merger with US Airways, subject to confirmation and consummation of American's Plan of Reorganization (the Plan)

•
June 10: American and US Airways announced the Board of Directors and senior leadership team responsible for guiding the combined company, American Airlines Group Inc., effective upon the closing of the merger

•
June 10: The Securities and Exchange Commission (SEC) Form S-4 Registration Statement was declared effective by the SEC, which gave US Airways' shareholders the opportunity to review the proxy statement included in the Form S-4 and vote on the proposed merger at the US Airways annual shareholder meeting on July 12, 2013

•
June 19: American and US Airways jointly testified before the Senate Subcommittee on Aviation, Operations, Safety, and Security that the new American Airlines will be a stronger, more competitive airline that will provide significant benefits to customers, employees, financial stakeholders and communities of both airlines

•	June 27- 28: IMO Master Planning Summit - Individual teams met to review planning progress and establish the master plan for the overall integration

•	July 12: US Airways shareholders, at their annual shareholders meeting, overwhelmingly approved the merger agreement with AMR

“Our teams are keenly focused on developing and implementing a plan to ensure a good result for our customers when we come together as one company,” said Beverly Goulet, American's Chief Integration Officer. “Bringing together two airlines is complex work, but our teams are working exceptionally well together towards building the world's leading airline.”

The merger is conditioned on approval by regulatory authorities, expiration of statutory waiting periods, other customary closing conditions, and confirmation and consummation of the Plan in accordance with the provisions of the Bankruptcy Code. The combination is expected to be completed in the third quarter of 2013.

Recent Business Highlights

American continued to generate positive momentum throughout its business, while preparing for emergence from restructuring and its pending merger with US Airways. Recent highlights include:

•
American strengthened its expanding global network by launching or announcing new service from its hubs to international destinations, including Miami-Milan, New York (JFK)-Dublin, Dallas/Fort Worth (DFW)-Seoul, Chicago O'Hare-Düsseldorf, DFW-Peru, Miami and the Caribbean (Martinique and Guadeloupe).

◦
Additionally, American significantly enhanced its service from Los Angeles International Airport (LAX) by launching or announcing nine new destinations, including new daily non-stop service from LAX to Sao Paulo beginning on Nov. 21.

◦	On July 1, American, British Airways and Iberia welcomed Finnair to the Atlantic Joint Business.

•	American Airlines AAdvantage Program was named Airline Program of the Year at the 2013 Freddie Awards.

•	The new American Airlines identity received a 2013 bronze CLIO award for best corporate identity design.

•	American Airlines Cargo was named the Best Cargo Airline of the Americas for the sixth consecutive year by readers of Air Cargo News, the world's leading air cargo industry publication.

•
American opened its Flagship Check-In for premium customers at JFK. This is American's third airport offering the expedited and personalized check-in experience. Chicago's O'Hare airport will open its Flagship Check-In today, making it our fourth airport to offer this enhanced customer experience.

•
In June, American completed the successful rollout of its industry-leading Electronic Flight Bag program with the discontinuation of paper revisions to terminal charts, making it the first major commercial airline to fully utilize tablets in all cockpits during all phases of flight.

Restructuring Progress

On June 7, 2013, the Court presiding over the Company's Chapter 11 cases entered an order approving American's Disclosure Statement and authorized the company to begin soliciting approval of the Plan from AMR's creditors and stockholders. The Plan voting deadline is July 29, 2013.

The hearing before the Court to consider confirmation of the Plan is scheduled for Aug. 15, 2013. The effective date of the Plan and American's emergence from restructuring are expected to occur simultaneously with the closing of the merger with US Airways. American and US Airways continue to expect to close their merger in the third quarter of 2013.

Reorganization and Special Items

AMR's second quarter 2013 results include the impact of $137 million in reorganization and special items.

•
Of that amount, AMR recognized a $124 million loss in reorganization items resulting from certain of its direct and indirect U.S. subsidiaries' voluntary petitions for reorganization under Chapter 11 on Nov. 29, 2011. These items primarily consist of estimated allowed claim amounts for certain special facility revenue bonds as well as for professional fees.

•	The company's operating expenses for the second quarter also include special charges and merger-related expenses of $13 million.

Capacity Guidance

AMR estimates consolidated capacity in the third quarter of 2013 to be up approximately 2.7 percent versus the third quarter of 2012 driven by the combination of a longer average stage length per operation flown, and by new or increased capacity into South Korea, Mexico, Central and South America. For the full year 2013, consolidated capacity is estimated to increase approximately 1.5 percent versus the prior year. This guidance is for independent AMR Corporation and does not include US Airways.

American continues to make progress in implementing Main Cabin Extra, providing customers with more leg room in the Main Cabin. To date, American has completed the retrofit of its MD-80, Boeing 757, 767 fleets and 95 percent of its 737 fleet.

About American Airlines
American Airlines focuses on providing an exceptional travel experience across the globe, serving more than 260 airports in more than 50 countries and territories. American's fleet of nearly 900 aircraft fly more than 3,500 daily flights worldwide from hubs in Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York. American flies to nearly 100 international locations including important markets such as London, Madrid, Sao Paulo and Tokyo. With more than 500 new planes scheduled to join the fleet, including continued deliveries of the Boeing 737 family of aircraft and new additions such as the Boeing 777-300ER and the Airbus A320 family of aircraft, American is building toward the youngest and most modern fleet among major U.S. carriers. American's website, aa.com®, provides customers with easy access to check and book fares, and personalized news, information and travel offers. American's AAdvantage® program lets members redeem miles for flights to almost 950 destinations worldwide, as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. The airline also offers nearly 40 Admirals Club® locations worldwide providing comfort, convenience, and an environment with a full range of services making it easy for customers to stay productive without interruption. American is a founding member of the oneworld® alliance, which brings together some of the best and biggest airlines in the world, including global brands like British Airways, Cathay Pacific, Iberia Airlines, Japan Airlines, LAN and Qantas. Together, its members serve more than 840 destinations served by some 9,000 daily flights to nearly 160 countries and territories. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

Additional Information and Where To Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. AMR Corporation (“AMR”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a proxy statement of US Airways Group, Inc. (“US Airways”) that also constitutes a prospectus of AMR, and US Airways has filed with the SEC its definitive proxy statement on Schedule 14A. AMR and US Airways have mailed the proxy statement/prospectus to US Airways security holders. Investors and security holders of US Airways are urged to read the proxy statement/prospectus and other relevant documents filed with the SEC carefully and in their entirety because they contain important information about the proposed transaction. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about AMR and US Airways through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by US Airways can be obtained free of charge on US Airways' website at www.usairways.com or by directing a written request to US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President, Legal Affairs. Copies of the documents filed with the SEC by AMR can be obtained free of charge on AMR's website at www.aa.com or by directing a written request to AMR Corporation, P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Investor Relations or by emailing investor.relations@aa.com.

Cautionary Statement Regarding Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on AMR's and US Airways' current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the challenges and costs of the proposed transaction, including integrating operations and achieving anticipated synergies; the price of, market for and potential market price volatility of common stock of the ultimate parent entity following the closing of the proposed transaction; significant liquidity requirements and substantial levels of indebtedness of the combined company following the closing; potential limitations on the use of certain tax attributes following the closing; failure of the proposed transaction to be completed; and other economic, business, competitive, and/or regulatory factors affecting the business of the combined company after the closing and the businesses of US Airways and AMR generally, including those set forth in the filings of US Airways and AMR with the SEC, especially in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings, including the registration statement and the proxy statement/prospectus related to the proposed transaction. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Neither AMR nor US Airways assumes any obligation to publicly update or supplement any forward-

looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent
	2013	2012	Change
Revenues
Passenger - American Airlines	$4,888	$4,837	1.1
- Regional Affiliates	752	790	(4.8)
Cargo	167	175	(4.3)
Other revenues	642	650	(1.2)
Total operating revenues	6,449	6,452	0.0

Expenses
Aircraft fuel	2,139	2,209	(3.2)
Wages, salaries and benefits	1,450	1,778	(18.4)
Other rentals and landing fees	343	333	3.0
Maintenance, materials and repairs	375	357	5.0
Depreciation and amortization	248	261	(5.0)
Commissions, booking fees and credit card expense	257	263	(2.3)
Aircraft rentals	179	130	37.7
Food service	149	130	14.6
Special charges and merger related	13	106	(87.7)
Other operating expenses	807	743	8.6
Total operating expenses	5,960	6,310	(5.5)

Operating Income (Loss)	489	142	*

Other Income (Expense)
Interest income	5	7	(34.3)
Interest expense	(169)	(164)	3.0
Interest capitalized	13	12	8.3
Miscellaneous - net	6	(8)	*
Total other income	(145)	(153)	(5.2)

Income (Loss) Before Reorganization Items, Net	344	(11)	*
Reorganization Items, Net	(124)	(230)	(46.1)
Income Before Income Taxes	220	(241)	*
Income tax	—	—	*
Net Income (Loss)	$220	$(241)	*

Earnings (Loss) Per Share
Basic	$0.65	$(0.72)
Diluted	$0.59	$(0.72)

Number of Shares Used in Computation
Basic	335	335
Diluted	388	335

* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended June 30, 2013
Entity Results	RASM[1]	Y-O-Y	ASMs[2]	Y-O-Y
	(cents)	Change	(billions)	Change

DOT Domestic	12.7	(0.1)%	22.4	(1.4)%
International	12.5	0.1%	16.3	4.8%
DOT Latin America	13.2	(3.0)%	8.0	9.2%
DOT Atlantic	12.6	6.8%	5.9	(1.9)%
DOT Pacific	9.9	(7.0)%	2.5	8.2%

American Airlines, Inc.	Three Months Ended June 30, 2013
Entity Results	Load Factor	Y-O-Y	Yield	Y-O-Y
	(pts)	Change (pts)	(cents)	Change

DOT Domestic	86.6	0.4	14.7	(0.5)%
International	82.4	(1.0)	15.1	1.3%
DOT Latin America	79.6	(1.0)	16.6	(1.8)%
DOT Atlantic	85.6	(0.2)	14.7	7.1%
DOT Pacific	83.7	(2.4)	11.9	(4.3)%

[1] Revenue Per Available Seat Mile
[2] Available Seat Miles

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,		Percent
	2013	2012	Change
AMR Corporation Consolidated
Revenue passenger miles (millions)	35,538	35,270	0.8
Available seat miles (millions)	42,205	41,736	1.1
Cargo ton miles (millions)	470	456	3.1
Passenger load factor	84.2%	84.5%	(0.3) pts
Passenger revenue yield per passenger mile (cents)	15.87	15.95	(0.5)
Passenger revenue per available seat mile (cents)	13.36	13.48	(0.9)
Cargo revenue yield per ton mile (cents)	35.57	38.30	(7.1)
Fuel consumption (gallons, in millions)	710	683	3.9
Fuel price per gallon (dollars)	3.02	3.24	(6.8)

American Airlines, Inc. Mainline Operations
Revenue passenger miles (millions)	32,851	32,586	0.8
Available seat miles (millions)	38,723	38,289	1.1
Cargo ton miles (millions)	470	456	3.1
Passenger load factor	84.8%	85.1%	(0.3) pts
Passenger revenue yield per passenger mile (cents)	14.88	14.84	0.2
Passenger revenue per available seat mile (cents)	12.62	12.63	(0.1)
Cargo revenue yield per ton mile (cents)	35.57	38.30	(7.1)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	13.46	14.55	(7.5)
Fuel consumption (gallons, in millions)	623	604	3.2
Fuel price per gallon (dollars)	3.02	3.24	(6.8)

Regional Affiliates
Revenue passenger miles (millions)	2,686	2,683	0.1
Available seat miles (millions)	3,482	3,447	1.0
Passenger load factor	77.1%	77.8%	(0.7) pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	59,500	65,300
Other	13,400	12,800
Total	72,900	78,100

(1) Excludes $748 million and $756 million of expense incurred related to Regional Affiliates in 2013 and 2012, respectively.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(in millions)
(Unaudited)

	Three Months Ended June 30,		Percent
	2013	2012	Change

Operating Expense	$5,960	$6,310	(5.5)
Special Items
Special charges and merger related	(13)	(106)	(87.7)
Operating Expense excluding special items	5,947	6,204	(4.1)

	Three Months Ended June 30,		Percent
	2013	2012	Change

Net Income	$220	$(241)	*
Special Items
Special charges and merger related	13	106	(87.7)
Reorganization Items, Net	124	230	(46.1)
Net Income excluding special items	357	95	*

* Greater than 100%

	Three Months Ended June 30,		Percent
	2013	2012	Change

Operating Profit	$489	$142	*
Special Items
Special charges and merger related	13	106	(87.7)
Operating Profit excluding special items	502	248	*

* Greater than 100%

AMR believes that excluding the impact of special items from operating expense, net income (loss), and operating profit (loss), assists investors in understanding the impact of special items on the Company's results of operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Consolidated Operating Expense per Available Seat Mile	Three Months Ended June 30,		Percent
(in millions, except as noted)	2013	2012	Change

Total Operating Expense	$5,960	$6,310
Available Seat Miles	42,205	41,736
Operating expenses per available seat mile (cents)	14.12	15.12	(6.6)

Items Excluded (cents)
Aircraft fuel and taxes	5.07	5.30
Special charges and merger related	0.03	0.25
Operating expenses per available seat mile, excluding impact of
fuel, merger, and special charges (cents)	9.02	9.57	(5.8)

American Airlines, Inc. Mainline Operations Operating Expense per Available Seat Mile	Three Months Ended June 30,		Percent
(in millions, except as noted)	2013	2012	Change

Total operating expenses	$5,959	$6,325
Less: Operating expenses incurred related to Regional Affiliates	748	756
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,211	$5,569
American mainline operations available seat miles	38,723	38,289
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.46	14.55	(7.5)

Items Excluded (cents)
Aircraft fuel and taxes	4.86	5.11
Special charges and merger related	0.03	0.28
Operating expenses per available seat mile, excluding Regional Affiliates,
impact of fuel, merger, and special charges (cents)	8.57	9.16	(6.5)

AMR believes that operating expenses per available seat mile, excluding the cost of fuel, merger, and special items, assists investors in understanding the impact of fuel prices and merger and special items on the Company's operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Operations Operating Expense per Available Seat Mile	Three Months Ended June 30,		Percent
(in millions, except as noted)	2013	2012	Change

Operating expenses per available seat mile, excluding Regional
Affiliates (cents)	13.46	14.55
Less: Fuel expense per available seat mile (cents)	4.86	5.11
Operating expenses per available seat mile, excluding Regional
Affiliates and fuel expenses (cents)	8.60	9.44	(8.8)

American Airlines, Inc. Mainline Operations Operating Expense per Available Seat Mile	Three Months Ended June 30,		Percent
(in millions, except as noted)	2013	2012	Change

Operating expenses per available seat mile, excluding Regional
Affiliates (cents)	13.46	14.55

Items Excluded (cents)
Special charges and merger related	0.03	0.28
Operating expenses per available seat mile, excluding Regional
Affiliates, Special Charges and Merger Related (cents)	13.43	14.27	(5.9)

AMR CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent
	2013	2012	Change
Revenues
Passenger - American Airlines	$9,502	$9,394	1.1
- Regional Affiliates	1,431	1,460	(2.0)
Cargo	322	343	(6.1)
Other revenues	1,292	1,293	(0.1)
Total operating revenues	12,547	12,490	0.5

Expenses
Aircraft fuel	4,339	4,375	(0.8)
Wages, salaries and benefits	2,934	3,560	(17.6)
Other rentals and landing fees	690	661	4.4
Maintenance, materials and repairs	758	700	8.3
Depreciation and amortization	494	521	(5.2)
Commissions, booking fees and credit card expense	533	529	0.8
Aircraft rentals	343	272	26.1
Food service	288	255	13.1
Special charges and merger related	41	117	(65.0)
Other operating expenses	1,587	1,447	9.7
Total operating expenses	12,007	12,437	(3.5)

Operating Income (Loss)	540	53	*

Other Income (Expense)
Interest income	9	13	(30.8)
Interest expense	(431)	(342)	26.0
Interest capitalized	25	24	4.2
Miscellaneous - net	(3)	(18)	(83.3)
Total other income	(400)	(323)	23.8

Income (Loss) Before Reorganization Items, Net	140	(270)	*
Reorganization Items, Net	(284)	(1,630)	(82.6)
Income Before Income Taxes	(144)	(1,900)	(92.4)
Income tax	(22)	—	*
Net Income	$(122)	$(1,900)	(93.6)

Earnings Per Share
Basic	$(0.36)	$(5.67)
Diluted	$(0.36)	$(5.67)

Number of Shares Used in Computation
Basic	335	335
Diluted	335	335

* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Six Months Ended June 30, 2013
Entity Results	RASM[1]	Y-O-Y	ASMs[2]	Y-O-Y
	(cents)	Change	(billions)	Change

DOT Domestic	12.5	1.3%	44.4	(1.8)%
International	12.5	1.3%	31.8	2.4%
DOT Latin America	13.6	(1.5)%	16.8	6.9%
DOT Atlantic	11.8	7.7%	10.3	(4.2)%
DOT Pacific	9.6	(4.5)%	4.7	2.3%

American Airlines, Inc.	Six Months Ended June 30, 2013
Entity Results	Load Factor	Y-O-Y	Yield	Y-O-Y
	(pts)	Change (pts)	(cents)	Change

DOT Domestic	84.4	1.2	14.8	(0.2)%
International	80.4	0.0	15.5	1.2%
DOT Latin America	79.2	(0.7)	17.2	(0.7)%
DOT Atlantic	81.6	1.2	14.5	6.0%
DOT Pacific	82.0	0.1	11.7	(4.7)%

[1] Revenue Per Available Seat Mile
[2] Available Seat Miles

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Six Months Ended June 30,		Percent
	2013	2012	Change
AMR Corporation Consolidated
Revenue passenger miles (millions)	68,069	67,600	0.7
Available seat miles (millions)	82,917	82,987	(0.1)
Cargo ton miles (millions)	880	901	(2.3)
Passenger load factor	82.1%	81.5%	0.6 pts
Passenger revenue yield per passenger mile (cents)	16.06	16.06	0.0
Passenger revenue per available seat mile (cents)	13.19	13.08	0.8
Cargo revenue yield per ton mile (cents)	36.57	38.07	(3.9)
Fuel consumption (gallons, in millions)	1,384	1,351	2.4
Fuel price per gallon (gallons)	3.14	3.24	(3.2)

American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	62,990	62,546	0.7
Available seat miles (millions)	76,115	76,207	(0.1)
Cargo ton miles (millions)	880	901	(2.3)
Passenger load factor	82.8%	82.1%	0.7 pts
Passenger revenue yield per passenger mile (cents)	15.09	15.02	0.4
Passenger revenue per available seat mile (cents)	12.48	12.33	1.3
Cargo revenue yield per ton mile (cents)	36.57	38.07	(3.9)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	13.79	14.38	(4.1)
Fuel consumption (gallons, in millions)	1,215	1,196	1.6
Fuel price per gallon (gallons)	3.14	3.24	(3.0)

Regional Affiliates
Revenue passenger miles (millions)	5,079	5,054	0.5
Available seat miles (millions)	6,801	6,781	0.3
Passenger load factor	74.7%	74.5%	0.1 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	59,600	65,500
Other	13,700	13,000
Total	73,300	78,500

(1) Excludes $1.5 billion and $1.5 billion of expense incurred related to Regional Affiliates in 2013 and 2012, respectively.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

	Six Months Ended June 30,		Percent
	2013	2012	Change

Net Income	$(122)	$(1,900)	(93.6)
Special Items
Workers Compensation	45	—	*
Special charges and merger related	41	117	(65.0)
Interest Expense	116	—	*
Reorganization Items, Net	284	1,630	(82.6)
Net Income Excluding Reorganization and Special Items	364	(153)	*

* Greater than 100%

	Six Months Ended June 30,		Percent
	2013	2012	Change

Operating Profit	$540	$53	*
Special Items
Workers Compensation	45	—	*
Special charges and merger related	41	117	(65.0)
Operating Profit, excluding special items	626	170	*

* Greater than 100%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Consolidated Operating Expense per Available Seat Mile	Six Months Ended June 30,		Percent
(in millions, except as noted)	2013	2012	Change

Total Operating Expense	$12,007	$12,437
Available Seat Miles	82,917	82,987
Operating expenses per available seat mile (cents)	14.48	14.99	(3.4)
Items Excluded (cents)
Aircraft fuel and taxes	5.23	5.27
Workers Compensation	0.05	—
Special charges and merger related	0.05	0.14
Operating expenses per available seat mile, excluding impact of
fuel, merger, and special charges (cents)	9.15	9.58	(4.4)

American Airlines, Inc. Mainline Operations Operating Expense per Available Seat Mile	Six Months Ended June 30,		Percent
(in millions, except as noted)	2013	2012	Change

Total operating expenses	$11,997	$12,458
Less: Operating expenses incurred related to Regional Affiliates	1,502	1,498
Operating expenses excluding expenses incurred related to Regional Affiliates	$10,495	$10,960
American mainline operations available seat miles	76,115	76,207
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.79	14.38	(4.1)
Items Excluded (cents)
Aircraft fuel and taxes	5.01	5.08
Workers Compensation	0.06	—
Special charges and merger related	0.05	0.15
Operating expenses per available seat mile, excluding Regional Affiliates,
impact of fuel, merger, and special charges (cents)	8.67	9.15	(5.3)

American Airlines, Inc. Mainline Operations Operating Expense per Available Seat Mile	Six Months Ended June 30,		Percent
(in millions, except as noted)	2013	2012	Change

Operating expenses per available seat mile, excluding Regional
Affiliates (cents)	13.79	14.38
Less: Fuel expense per available seat mile (cents)	5.01	5.08
Operating expenses per available seat mile, excluding Regional
Affiliates and fuel expenses (cents)	8.78	9.30	(5.7)

American Airlines, Inc. Mainline Operations Operating Expense per Available Seat Mile	Six Months Ended June 30,		Percent
(in millions, except as noted)	2013	2012	Change

Operating expenses per available seat mile, excluding Regional
Affiliates (cents)	13.79	14.38
Items Excluded (cents)
Workers Compensation	0.06	—
Special charges and merger related	0.05	0.15
Operating expenses per available seat mile, excluding Regional
Affiliates, Special Charges and Merger Related (cents)	13.68	14.23	(3.9)

Aircraft in Service
As of June 30, 2013
	Mainline Aircraft in Service
Mainline Aircraft	YE2012A	1QA	2QA	3QE	4QE	YE2013E
McDonnell Douglas MD-80	190	(5)	(5)	(10)	(13)	157
Boeing 737-800	195	9	9	8	5	226
Boeing 757-200	102	(1)	(5)	(3)	(3)	90
Boeing 767-200ER	14	(2)	0	0	(3)	9
Boeing 767-300ER	58	0	0	0	0	58
Boeing 777-200ER	47	0	0	0	0	47
Boeing 777-300ER	2	3	3	1	1	10
Airbus A319	0	0	0	10	5	15
Airbus A321	0	0	0	0	5	5
Total Mainline Aircraft	608	4	2	6	(3)	617

	Regional Aircraft in Service
Regional Aircraft	YE2012A	1QA	2QA	3QE	4QE	YE2013E
Embraer RJ-135	21	(2)	(8)	(4)	(7)	0
Embraer RJ-140	74	0	0	0	(3)	71
Embraer RJ-145	118	0	0	0	0	118
Embraer E-175	0	0	0	4	11	15
Bombardier CRJ-200	12	11	0	0	0	23
Bombardier CRJ-700	47	0	0	0	0	47
Super ATR	9	(3)	(6)	0	0	0
Total Regional Aircraft	281	6	(14)	0	1	274

Regional fleet plan reflects plan for aircraft operated by wholly owned subsidiaries of AMR and aircraft under executed air service agreements that are operated by third parties.

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